UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

RACKSPACE TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fanatical Place City of Windcrest San Antonio, Texas		78218
(Address of principal executive offices)		(Zip Code)

(210) 312-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 4, 2020, Rackspace Technology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters set forth on Schedule I thereto (collectively the “Underwriters”), relating to the Company’s initial public offering (the “Initial Public Offering”) of its common stock, par value $0.01 per share (the “Common Stock”). Under the Underwriting Agreement, the Company agreed to sell 33,500,000 shares of Common Stock to the Underwriters at a purchase price per share of approximately $19.8975 (the offering price to the public of $21.00 per share minus the underwriting discount and commissions), and the sale of the 33,500,000 shares of Common Stock to the Underwriters closed on August 7, 2020 (the “Closing”). Under the Underwriting Agreement, the Company also granted the Underwriters an option to purchase up to an additional 5,025,000 shares of Common Stock at the same price for a period of 30 days following August 4, 2020.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

Registration Rights Agreement

On August 4, 2020, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with AP Inception Co-Invest, L.P. (“AP Inception Co-Invest”), AP VIII Inception Holdings, L.P. (“AP VIII Inception Holdings” and, together with AP Inception Co-Invest, the “Apollo Funds”), Searchlight Capital II, L.P. (“Searchlight Capital II”), Searchlight Capital II PV, L.P. (“Searchlight Capital II PV” and, together with Searchlight Capital II, “Searchlight”), DPH 123, LLC (“DPH 123”) and ACE Investment Holdings, LLC (“ACE Investment Holdings”). The Apollo Funds are managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”). DPH 123 and ACE Investment Holdings are affiliates of ABRY Partners, LLC and ABRY Partners II, LLC (collectively, “ABRY”).

Subject to several exceptions, including the Company’s right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Apollo Funds, Searchlight and DPH 123 may require that the Company register for public resale under the Securities Act all shares of the Company’s Common Stock that they request to be registered at any time, subject to the restrictions in the lock-up agreements entered into by each of those parties in connection with the Initial Public Offering, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $66.0 million.

If the Company becomes eligible to register the sale of the Company’s securities on Form S-3 under the Securities Act, which will not be until at least twelve calendar months after August 4, 2020, the Apollo Funds and Searchlight have the right to require the Company to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions. The Apollo Funds and Searchlight also have the right to request marketed and non-marketed underwritten offerings using a shelf registration statement, and DPH 123 has the right to participate in these underwritten offerings.

The Company will not be obligated under the Registration Rights Agreement to effectuate more than three demand registrations and underwritten offerings under a shelf registration statement, in the aggregate, for Searchlight and more than one demand registration for DPH 123 and, without our consent, the Searchlight affiliates and DPH 123 will not be able to exercise a demand registration until following the one-year anniversary of the Initial Public Offering.

If the Company proposes to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by the Company or at the request of the Apollo Funds, Searchlight or DPH 123), the Company will be required to use its reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).

All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by the Company.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Investor Rights Agreements

On August 4, 2020, the Company entered into the Amended and Restated Investor Rights Agreement (the “SCP Investor Rights Agreement”) with Searchlight and AP VIII Holdings. The SCP Investor Rights Agreement provides that, as long as Searchlight and its affiliates continue to hold at least 6,000,000 shares of the Company’s Common Stock (subject to any equitable adjustments), Searchlight will have the right to (a) nominate one director to the Company’s board of directors (the “Board”) and (b) designate one director to the boards of directors of certain subsidiaries of the Company so long as Apollo, the Apollo Funds and their respective affiliates appoint any director to such company’s board of directors (or similar body).

On August 4, 2020, the Company entered into the Amended and Restated Investor Rights Agreement (the “ABRY Investor Rights Agreement” and, together with the SCP Investor Rights Agreement, the “Investor Rights Agreements”) with DPH 123, ACE Investment Holdings, AP VIII Holdings and, solely for the purposes of Section 4.1 thereof, ABRY Partners VIII, L.P. (“ABRY VIII”). Pursuant to the ABRY Investor Rights Agreement, as long as affiliates of ABRY continue to hold at least 11,122,514 shares of Common Stock (subject to any equitable adjustments), ABRY VIII will have the right to nominate one director to the Board.

Pursuant to the Investor Rights Agreements, Apollo and its affiliates will have the right, at any time until Apollo and its affiliates, including the Apollo Funds, no longer beneficially own at least 5% of the issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of the Board in accordance with their beneficial ownership of the outstanding Common Stock (rounded up to the nearest whole number).

Any vacancy on the Board in respect of a Board member nominated by Apollo will be filled only by individuals designated by Apollo and its affiliates, including the Apollo Funds, for so long as they beneficially own at least 5% of the issued and outstanding Common Stock. Any vacancy on the Board in respect of the Board member nominated by Searchlight or the Board member nominated by ABRY VIII will be filled only by an individual designated by Searchlight or ABRY VIII, as applicable, for so long as the ownership of Searchlight and its affiliates or ABRY and its affiliates, as applicable, exceeds the applicable minimum specified Common Stock ownership threshold described above.

In the event that Apollo and its affiliates have nominated less than the total number of the Board members that Apollo and its affiliates are entitled to nominate, Searchlight has not nominated the Board member that Searchlight is entitled to nominate or ABRY VIII has not nominated the Board member that ABRY VIII is entitled to nominate, Apollo and its affiliates, Searchlight or ABRY VIII, as applicable, will have the right, at any time, to nominate such additional person(s), and the Board will take all necessary actions, whether by increasing the size of the Board or otherwise, to effect the election of such additional person(s) to fill any existing vacancy or newly-created directorship. To the extent any Board nominee of Apollo, Searchlight or ABRY VIII is not elected as a director at a meeting of the Company’s stockholders, Apollo and its affiliates, Searchlight or ABRY VIII, as applicable, will continue to have the right to nominate its Board nominee(s), as applicable, and the Board will take all necessary actions, whether by increasing the size of the Board or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. The Investor Rights Agreements also set forth certain information rights granted to Apollo, Searchlight and ABRY and their respective affiliates.

The Investor Rights Agreements provide that until Apollo and its affiliates, including the Apollo Funds, no longer beneficially own at least 33% of the issued and outstanding Common Stock, the Company will not take certain significant actions specified therein without the prior consent of Apollo and its affiliates.

The foregoing summary of the Investor Rights Agreements is qualified in its entirety by reference to the SCP Investor Rights Agreement and the ABRY Investor Rights Agreement, which are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

Management Consulting Agreements and Transaction Fee Agreement

Rackspace Technology Global, Inc., a subsidiary of the Company (“Rackspace Technology Global”), and ABRY previously entered into a termination letter that, effective as of August 4, 2020, terminated the Management Consulting Agreement (the “ABRY Management Consulting Agreement”), dated as of November 15, 2017, between Rackspace Technology Global and ABRY, as previously reported in the Company’s Registration Statement on Form S-1 (File No. 333-239794) (the “Registration Statement”). As a result, no management fees will accrue or be payable under the ABRY Management Consulting Agreement for periods subsequent to August 4, 2020.

Rackspace Technology Global, Apollo Management Holdings, L.P. (“Apollo Management Holdings”) and Searchlight Capital Partners, L.P. (“Searchlight Capital Partners”), previously entered into a termination letter that, effective as of August 4, 2020, terminated the Management Consulting Agreement (the “SCP Management Consulting Agreement”), dated as of November 3, 2016, among Rackspace Technology Global, Apollo Management Holdings and Searchlight Capital Partners, as previously reported in the Company’s Registration Statement. As a result, no management fees will accrue or be payable under the SCP Management Consulting Agreement for periods subsequent to the pricing of the Initial Public Offering. The termination of the SCP Management Consulting Agreement also terminated, effective as of August 4, 2020, the Transaction Fee Agreement, dated as of November 3, 2016, between Rackspace Technology Global and Apollo Global Securities, LLC.

Management Investor Rights Agreement

The Company, AP VIII Inception Topco, L.P. and certain stockholders of the Company party thereto previously entered into an amendment that, effective as of August 4, 2020, terminated the Management Investor Rights Agreement, dated as of April 7, 2017, among the Company, AP VIII Inception Topco, L.P. and certain stockholders of the Company party thereto, as previously reported in the Company’s Registration Statement.

Institutional Investor Rights Agreement

The Company and the Apollo Funds previously entered into a termination letter that, effective as of August 4, 2020, terminated the Institutional Investor Rights Agreement, dated as of November 3, 2016, between the Company and the Apollo Funds, as previously reported in the Company’s Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 7, 2020 in connection with the Closing, the Incremental Assumption Agreement No. 4, dated as of July 20, 2020 (the “Amendment”), among Inception Parent, Inc., Rackspace Technology Global, the subsidiary loan parties party thereto and Citibank, N.A., as administrative agent, became effective. The Amendment modifies the terms of Rackspace Technology Global’s first lien senior secured revolving credit facility (the “Revolving Credit Facility”) to, among other things, (i) increase the amount of the commitments available under the Revolving Credit Facility from $225 million to $375 million, (ii) reduce the applicable margin with respect to the Revolving Credit Facility to 3.00% for LIBOR loans and 2.00% for base rate loans, but include a 1.00% LIBOR “floor” applicable to LIBOR loans, and (iii) extend the maturity date with respect to the Revolving Credit Facility from November 3, 2021 to August 4, 2025; however, if 91 days prior to the scheduled maturity date of (A) Rackspace Technology Global’s senior secured first lien term loan facility (the “Term Loan Facility”), more than $50 million aggregate principal amount of loans remains outstanding under the Term Loan Facility, or (B) Rackspace Technology Global’s 8.625% Senior Notes due 2024 (the “Notes”), more than $50 million aggregate principal amount of the Notes remains outstanding, in either such case, the Revolving Credit Facility will mature on such earlier date. The Amendment also modifies the financial maintenance covenant applicable to the Revolving Credit Facility that limits the Company’s net first lien leverage ratio to be a maximum of 5.00 to 1.00 (as compared to 3.50 to 1.00 prior to giving effect to the Amendment). This financial maintenance covenant will only be applicable and tested if the aggregate amount of outstanding borrowings under the Revolving Credit Facility and letters of credit issued thereunder (excluding $25 million of undrawn letters of credit and cash collateralized letters of credit) as the last day of a fiscal quarter is equal to or greater than 35% of the Revolving Credit Facility commitments as of the last day of such fiscal quarter. Other than described in this paragraph, the terms and conditions of the Revolving Credit Facility will remain the same, and the amendment described in this paragraph will not amend or otherwise modify the terms of the Term Loan Facility.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.4, and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2020, in connection with the Initial Public Offering, the Company amended and restated its certificate of incorporation and amended and restated its bylaws as previously reported in the Company’s Registration Statement.

The Company’s Second Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1 and incorporated by reference herein, and the Company’s Second Amended and Restated Bylaws are filed herewith as Exhibit 3.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Form S-8, filed on August 4, 2020).

3.2	Second Amended and Restated Bylaws (incorporated by reference to the Company’s Form S-8, filed on August 4, 2020).

10.1	Registration Rights Agreement, dated as of August 4, 2020, among Rackspace Technology, Inc. and the Holders party thereto.

10.2	Amended and Restated Investor Rights Agreement, dated as of August 4, 2020, among Rackspace Technology, Inc., Searchlight Capital II, L.P., Searchlight Capital II PV, L.P. and AP VIII Inception Holdings, L.P.

10.3	Amended and Restated Investor Rights Agreement, dated as of August 4, 2020, among Rackspace Technology, Inc., DPH 123, LLC, ACE Investment Holdings, LLC, AP VIII Inception Holdings, L.P. and solely for the purposes of Section 4.1 thereof, ABRY Partners VIII, L.P.

10.4	Incremental Assumption Agreement No. 4, dated as of July 20, 2020, among Inception Parent, Inc., Rackspace Technology Global, Inc., the subsidiary loan parties, the lenders party thereto and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

By:	/s/ Dustin Semach
	Name:	Dustin Semach
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: August 7, 2020